UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 13, 2008 (November 12, 2008)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2008, Crimson Exploration Inc. issued a press release announcing results of production and drilling activity during the third quarter of 2008. The press release is included in this report as Exhibit 99.1.

The information contained in Exhibit 99.1 is incorporated herein by reference. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated November 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: November 13, 2008	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated November 12, 2008

Exhibit 99.1

Crimson Exploration Inc. Provides Third Quarter Operational Update

Houston, TX – (BUSINESS WIRE) – November 12, 2008 - Crimson Exploration Inc. (OTCBB: CXPO - News) today provided an operational update on production and drilling activity for the third quarter of 2008.

Production Update

Crimson reported third quarter 2008 production of an estimated 5.0 Bcfe of natural gas equivalents, or approximately 54,100 Mcfe per day, compared to 4.6 Bcfe, or 50,320 Mcfe per day, produced during the third quarter of 2007 and 53,127 Mcfe per day produced in the second quarter of 2008. Third quarter production was negatively impacted by Hurricanes Ike and Gustav by approximately 4,000 Mcfe per day, net to Crimson. During October, we have produced an average of approximately 49,000 Mcfe per day, net to the Company, as all fields shut-in for the hurricanes were back on production, though not quite at full pre-hurricane rates. We have had to sell a majority of our Liberty County gas production into alternative markets without liquids processing due to extensive flood damage at third party processing facilities. Two wells in our Liberty County area that were previously producing approximately 4,000 Mcfe per day, net to Crimson were shut-in during the third quarter due to sand encroachment. In early November, one of those wells was returned to production at a gross rate of 6,400 Mcfe per day of natural gas equivalents (3,200 Mcfe per day, net to Crimson), and we are proceeding on a gravel pack on the second well.

Capital Budget for 2008

Capital expenditures, exclusive of producing property acquisitions and divestitures, totaled approximately $82 million dollars for the first three quarters of 2008, including approximately $20.0 million for undeveloped leasehold acreage in our prospective areas of interest, including the East Texas Haynesville Shale play, as discussed below. We will continue to pursue our South Texas and Texas Gulf Coast exploitation programs, as well as continue to build upon our exploratory focus areas, including the Haynesville acreage position, for the remainder of 2008 and 2009. We currently estimate that our total capital expenditures for 2008, excluding producing property acquisitions and divestitures, and including our acquisition of prospect acreage, will be between $95-105 million.

Drilling Activity

Liberty County, Texas – Felicia Area

During the third quarter of 2008, we continued our success in this area by drilling two more successful exploitation wells, one in the Felicia South fault block and one in the Willis Marsh field. We have now drilled a total of twelve exploitation wells in this area since its acquisition, eleven of which have been successful. During the second quarter we drilled the Henderson No. 11 in the Felicia Central fault block to a total depth of 11,600 feet, completing it in the Yegua EY1 sand. The well commenced production in mid October at an average rate of approximately 1,500 Mcfe per day (940 Mcfed, net to the Company’s 75.3% working interest). The Henderson No. 8 well in the Felicia South fault block was drilled to a total depth of 11,420 feet, was completed in the Yegua EY2 sand and commenced production in mid October at 150 Mcfe per day (94 Mcfed, net). As previously announced, we also completed in July the Henderson #7 (75.3% WI) exploitation well in the Felicia Central area of the county, an 11,300 foot test of the Yegua EY1 and EY2 sands that commenced production in late July at a gross rate of approximately 9,700 Mcfe per day (6,100 Mcfe per day, net to the Company). Also, at quarter end, we had just commenced drilling the E. Schwarz No. 1 exploration well (73.3% WI) near the Willis Marsh Field, a 14,500 foot offset to the Catherine Henderson A-6 well completed in May. We will keep one rig active in the Liberty County area for the remainder of this year and 2009, with an estimated two more exploitation wells planned in 2008.

Lavaca County, Texas – SW Speaks

We are currently completing the Migl-Quinn #9 well, our first operated well in the SW Speaks Field (34.4% WI). This development well was drilled to a total depth of 14,900 feet, and is being completed in the Magnolia and Simpson sands. At quarter end we reached total depth on the Pilgreen #15 exploitation well (36.7% WI) in this field and are now completing the well. Logs taken prior to the completion attempt indicate apparent pay in the Freeman and Rainbow sands.

Brooks County, Texas – Cage Ranch

In the Cage Ranch field, we recently commenced drilling the 29-1 (95.8% WI) and 31-1 (75% WI) exploitation wells, targeting the Vicksburg at 10,400 and 9,200 feet, respectively. We are currently completing the 29-1, and are running production casing on the 31-1 well.

South Texas

During the third quarter, we participated in the Guevara A No. A-2 and the Fernando Cuellar #A-2 Lobo exploitation wells (20% WI) in Zapata County. The wells were drilled and cased to a depth of 7,092 feet and 9,700’, respectively. Both wells are currently being completed with production anticipated in the fourth quarter.

In our Samano Field (25% WI) purchased from Smith Production in May 2008, we completed the Richmond #13 exploitation well in the T-Sand at 10,000 feet and commenced production at the end of August at a gross rate of approximately 1,900 Mcfe per day (350 Mcfe, net). At the end of the third quarter, we commenced drilling on the Samano #53 and the Richmond #14 exploitation wells, each targeting objectives around 10,000 feet.

Haynesville Acreage Acquisition

We acquired during the third and fourth quarters of 2008 approximately 10,000 net undeveloped acres in Sabine, Shelby and San Augustine counties Texas on which we will target the Haynesville Shale, James Lime, and Travis Peak. We are currently developing a drilling strategy for this acreage, including unit and well spacing, with the expectation that we will commence our first vertical test during the first quarter of 2009. We will continue to acquire additional acreage that complements our existing position for the remainder of the year, and expect to have an active drilling program in this area by mid-year 2009.

Impairment of Madisonville Field

In September 2008, we recorded non-cash impairment expense of $25.8 million related to our Madisonville Field in Central Texas. The impairment relates primarily to the capital investment in pursuing the Rodessa formation within the Madisonville Field. Negative performance-related reserve revisions, including the abandonment of the Rodessa formation in the Johnston 2U well, triggered an evaluation of the Madisonville Field for impairment purposes. Given the high original cost of drilling and developing the field and the high cost of producing and processing sour gas, combined with lower commodity prices, our evaluation resulted in the recorded costs of this field exceeding the estimated future undiscounted cash flow of the reserves as of the end of the quarter. Pursuant to the provisions of SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we recorded as an impairment expense the excess of the unamortized capitalized costs of this field over the field’s estimated fair value. The field’s estimated fair value was calculated using various fair value calculation methods including a $/Mcfe valuation and the discounted present value of the field’s remaining cash flows.

Senior Revolving Credit Facility

We received confirmation from our bank group that our borrowing base has been reaffirmed at $200 million, effective as of November 1, 2008, the scheduled semi-annual redetermination date. We currently have approximately $75.0 million of availability under our facility.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue and cash flow are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2007 and our Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 for a further discussion of these risks.

Contact:

Crimson Exploration Inc., Houston, TX
E. Joseph Grady, 713-236-7400
Source:	Crimson Exploration Inc.